EXHIBIT 99.1

NewMarket Corporation Completes Amendment and Extension of $650 Million Credit Facility

Richmond, VA, October 28, 2014—NewMarket Corporation (NYSE: NEU) announced today that it has completed an amendment and extension of its existing $650 million unsecured revolving credit facility which would have matured on March 14, 2017. The term of the credit facility was extended until October 28, 2019.

This credit facility provides NewMarket with lower cost of borrowing and increased operating flexibility to execute its long-term business plans. NewMarket believes the terms of this credit facility reflect the strength of its business, the significant cash flow it generates and its solid balance sheet.

The lead banks in the facility are J.P.Morgan, Bank of America, N.A. and PNC Bank, N.A. as Joint Lead Arrangers; and Citizens Bank of Pennsylvania and US Bank, N.A. as co-documentation agents. J.P.Morgan Chase Bank N.A. is the administrative agent.

Key terms of the company’s credit facility:

•	$650 million, five-year unsecured revolving credit facility;

•	$150 million expansion feature;

•	Grid pricing based on EBITDA to debt levels; and

•	Customary financial covenants for an unsecured facility.

A current report on Form 8-K will be filed with the Securities and Exchange Commission which will include additional details of this credit facility.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2013 annual report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com